EXHIBIT 21

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2015

Subsidiaries of Peoples Bancorp Inc.
The following are the only subsidiaries of Peoples Bancorp Inc.:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Peoples Bank	Ohio
Peoples Insurance Agency, LLC (“Peoples Insurance”)	Ohio
PBNA, L.L.C.	Delaware
Peoples Tax Credit Equity, LLC	Ohio

Peoples Investment Company	Delaware
Peoples Capital Corporation	Delaware

NB&T Insurance Group, Inc.	Ohio

NB&T Statutory Trust III	Delaware